UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

IGIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23506	33-0601498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street, 7th Floor, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-575-0500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2004, Tactica International, Inc. (“Tactica”), a wholly owned subsidiary of IGIA, Inc., entered into a Credit Agreement (“Credit Agreement”) with Tactica Funding 1, LLC (“Tactica Funding”), under which Tactica Funding agreed to provide Tactica with a secured loan of up to an aggregate principal amount of $300,000 (the “Loan”), to provide funds for Tactica’s continued ordinary course operations and working capital needs, as evidenced by a promissory note. The obligation of Tactica Funding to extend the Loan to Tactica was subject to Tactica’s receipt of an order from the Bankruptcy Court approving the Credit Agreement and the Loan thereunder, which was received by Tactica from such Court on an interim basis on December 6, 2004.

The Loan will bear interest at a rate of 9% per annum. Notwithstanding the foregoing, the Loan shall bear interest at a rate of 12% per annum (i) upon the occurrence of an “event of default” (as defined in the Credit Agreement) and during the continuance of an event of default and (ii) on any principal which has not been paid in full when due, for the period from and including the due date thereof but excluding the date the same is paid in full. Accrued interest on the Loan shall be paid monthly. The entire unpaid principal amount shall be due and payable on the earlier of February 28, 2005 or upon the occurrence of an event of default; provided, however, Tactica may prepay the Loan in accordance with the Credit Agreement. As of December 14, 2004, Tactica has borrowed $300,000 from Tactica Funding pursuant to the Loan.

As security for the Loan, Tactica granted to Tactica Funding, pursuant to a Security and Pledge Agreement dated as of December 8, 2004 (“Security Agreement”) between Tactica and Tactica Funding, a first priority security interest in substantially all of the assets of Tactica as set forth in the Security Agreement, except as to “permitted liens” (as such term is defined in the Credit Agreement) for which Tactica Funding’s security interest in the Security Agreement is junior and subordinate, including but not limited to its warehouse lender, Innotrac Corporation, and which security interest shall be subject to (i) certain “carve-out expenses” (as such term is defined in the Credit Agreement) and (iii) the rights of the Official Committees of Unsecured Creditors appointed in Tactica’s Chapter 11 bankruptcy case to investigate, commence any claim or cause of action and avoid any lien or security interest granted in the Security Agreement.

Prem Ramchandani, President of Tactica, is manager and a member of Tactica Funding and Avi Sivan, Chief Executive Officer of Tactica, is a member of Tactica Funding.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 -Entry into a Material Definitive Agreement with regard to the Credit Agreement is hereby incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not Applicable

(b) Pro forma financial information.

Not Applicable

(c) Exhibits.

Exhibit Number	Description
10.1	Credit Agreement dated as of December 8, 2004 between Tactica International, Inc. and Tactica Funding 1, LLC.

10.2	Promissory Note dated December 8, 2004

10.3	Security and Pledge Agreement dated as of December 8, 2004 between Tactica International, Inc. and Tactica Funding 1, LLC.

99.1	Press Release dated and issued December 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGIA, INC.

Date: December 14, 2004	By:	/s/ Avi Sivan
Avi Sivan
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement dated as of December 8, 2004 between Tactica International, Inc. and Tactica Funding 1, LLC.

10.2	Promissory Note dated December 8, 2004

10.3	Security and Pledge Agreement dated as of December 8, 2004 between Tactica International, Inc. and Tactica Funding 1, LLC.

99.1	Press Release dated and issued December 10, 2004.